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                                   EXHIBIT 3.2

                           CERTIFICATE OF AMENDMENT TO

                          ARTICLES OF INCORPORATION OF

                  ASIAN-INTER AMERICAN DEVELOPMENT CORPORATION

                CHANGING NAME TO SILVERCREST INTERNATIONAL, INC.

                              DATED AUGUST 30, 1993


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              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION


                  ASIAN-INTER AMERICAN DEVELOPMENT CORPORATION
                               Name of Corporation

We the undersigned PETER E. BERNEY and WHITNEY D. LUND of ASIAN-INTER AMERICAN DEVELOPMENT CORPORATION do hereby certify:

                  That the Board of Directors of said corporation at a meeting duly convened and held on the 27th day of August, 1993, adopted a resolution to amend the original articles as follows:

                  Article 1 is hereby amended to read as follows:

        The name of this corporation is: Silvercrest International, Inc.

The number of share of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation are 2,000,000; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

                                             /s/ PETER E. BERNEY, PRESIDENT
                                             ---------------------------------
                                              President or Vice President

                                             /s/ ANDREW W. BERNEY, SECRETARY
                                             ---------------------------------
                                              Secretary or Assistant Secretary


State of Nevada            )
                           )   ss
County of Clark            )

     On August 27, 1993, personally appeared before me, a Notary Public, Andrew W. and Peter E. Berney, who acknowledged that they executed the above instrument.

                                             /s/ E.V. STAMBRO, NOTARY PUBLIC
                                             --------------------------------
(Notary Stamp or Seal)